AMENDMENT NO.5
     SUPPLEMENTARY LICENSE FEE

This Amendment No. 5, dated July 19, 1997 is between University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its office in 223 Grinter Hall, Gainesville, FL 32611-2037 ("UFRFI"), and Ixion Biotechnology, Inc., a company duly organized under the laws of Florida, and having its principle office at 12085 Research Drive, Alachua, Florida 32615 ("Ixion")

     WITNESSETH

WHEREAS, UFRFI and Ixion Biotechnology entered into an Incubator License Agreement relating to licensed space at the Sid Martin Biotechnology Development Institute in Alachua, Florida, dated on June 26, 1995 (the "ILA"), and

WHEREAS, UFRFI and Ixion amended the ILA in connection with the exercise by Ixion of the option for the second renewal term ending July 31, 1998;

WHEREAS, Ixion Biotechnology desires a change in its payment of the Supplementary License Fee;

WHEREAS, UFRFI and Ixion Biotechnology desire to amend the ILA in connection with the exercise by Ixion Biotechnology of the option for the second renewal term ending July 31,1998;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties agree as follows:

1. Ixion Biotechnology, Inc. and UFRFI agree to change from a Warrant payment option to a Royalty option under Section 4 of the Incubator License Agreement, effective August 1, 1997.

2.Cash payments shall commence on the first day of August, 1997. The cash license fee for laboratories and office space during this term shall be payable by Licensees in equal monthly installments, on or before the first day of each month in addition to the fee paid under the terms of the second renewal term and shall be as follows:


Lab Space and office, Rooms 168 & 168 A:
        951 square feet
Lab Space and office, Rooms 170 & 170 A:
        963 square feet
Entrepreneurial office 122:
                       160 square feet
Entrepreneurial office 126:
                       188 square feet
Entrepreneurial office 125:
                       139 square feet



Total square feet:
                           2,401 square feet at the rate of

                                                    $12.00/square foot

From August 1, 1997 to July 31, 1998, Ixion will pay a license fee of $2,401 monthly (of which
$2,074 shall be paid in cash and $327.00 shall be deemed paid pursuant to Attachment F).


      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this agreement as of the day and the year first set forth above.

University of Florida Research Foundation                         Ixion
Biotechnology, Inc.



Arnold A. Heggestad, Ph.D.                                             Weaver
H. Gaines
Executive Director
Chairman & Chief Executive Officer

                                   ATTACHMENT B

     SUPPLEMENTARY LICENSE FEE

      ROYALTY TERM SHEET



1. Agreement is to pay a 1.0% royalty on net sales as that term is defined in the agreement regarding any product or process sold or licensed that is based upon a technology or know-how whether patented or patentable or not, which is developed, enhanced, or discovered during the term of the Incubator License Agreement while Licensee is occupying Licensed Space in the BDI building..

2. Such royalties shall continue until necessary to pay the supplementary license fee which is $6.00 per square foot per year multiplied by the footage of occupied space ($6.00 X 2,401 square feet = $14,406) plus an annual rate of 12%, compounded on December 31 of the second renewal term of the Incubator License Agreement, and annually thereafter on the unpaid balance.

3. Licensee must make reasonable efforts to commercialize such technology or know-how.



NOTE: Ixion also licenses an additional 139 square feet in exchange for services, which is not subject to routine license fee or Supplementary License Fee





     OPTION D -- ROYALTIES

      ATTACHMENT  B
     TO
     INCUBATOR LICENSE AGREEMENT

AGREEMENT TO PAY ROYALTIES, dated as of July 21, 1997, among Ixion Biotechnology, Inc., a Florida corporation ("Licensee") and the University of Florida Research Foundation, Inc., a Florida not-for-profit corporation in Gainesville, Florida ("UFRFI")

WHEREAS, Licensee has agreed to pay a supplementary license fee to UFRFI pursuant to an Incubator License Agreement dated as of June 26, 1995; and

WHEREAS, Licensee has elected to pay such supplementary license fee upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties hereto agree as follows:
     ARTICLE I - DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the meaning set forth in the Incubator License Agreement or the following meanings:

1.1 "Licensee" shall mean the Licensee under the Incubator License Agreement, and shall also include the following for the purposes of this agreement to pay royalties:

(a) a related company of Licensee, the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by Licensee;

(b) an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of Licensee;

(c) an organization, the majority ownership of which is directly or indirectly common to the ownership of Licensee.

1.2 "Product Rights" shall mean all of the following Licensee intellectual property:

(a) the technologies and know-how listed in Appendix A, whether patented or patentable; or

(b) any development or enhancement of any item listed in Appendix A or any new technology or know-how on which research or development is accomplished in the Licensed
Space at the BDI during the term of the Incubator License
Agreement prior to termination thereof.

1.3 A "Royalty Product" shall mean any product or part thereof which:

(a) makes use in whole or in part any intellectual property in the Product Rights;

(b) is manufactured using a process which makes use in whole or in part any intellectual property in the Product Rights ;
or

(c) is derived from Product Rights, know-how, and/or trade secrets related to or described in Product Rights.

1.4     A "Royalty Process" shall mean:

(a) any process which makes use in whole or in part any intellectual property covered in whole or in part in the Product Rights; or

(b) is derived from Product Rights, know-how, and/or trade secrets related to or described in Product Rights.
1.5 "Net Sales" shall mean Licensee's, and its sublicensees' billings for Royalty Products and Royalty Processes and shall include licensing and sublicensing fees less the sum of the following:

(a)     discounts allowed in amounts customary in the trade,

(b) sales taxes, tariff duties, and/or use taxes which are directly imposed and are with reference to particular sales;

(c)     outbound transportation prepaid or allowed; and

(d)     amounts allowed or credited on returns.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by Licensee and on its payroll, or for cost of collections. Royalty Products shall be considered "sold" when billed out or invoiced.

1.6 "Know-How" shall mean any and all technical data, information, or knowledge which relate to the Royalty Product, the Royalty Process or the manufacture, marketing, registration, purity, quality, potency, safety, and efficacy of the Royalty Product or Royalty Process.

1.7 "Royalty Cap" shall mean the amount of the supplementary license fees as set forth in the Incubator License Agreement with interest at an annual rate of twelve percent (12.0%), compounded on December 31 of the initial year of this Agreement, and annually thereafter on the unpaid balance thereof.

     ARTICLE II - GRANT

2.1 Licensee hereby grants to UFRFI a royalty on the sale, use, license, or lease of the Royalty Products, and the practice of Royalty Processes until the royalty cap is reached.

2.2 The royalty granted hereunder shall not be construed to confer any other rights upon UFRFI by implication, estoppel, or otherwise.

     ARTICLE III - DUE DILIGENCE

3.1     Licensee shall use reasonable efforts to bring one or more
Royalty Products or Royalty Processes to market through a program for exploitation of the Product Rights to attain reasonable commercialization of Royalty Products and Royalty Processes.
     ARTICLE IV - ROYALTIES

4.1 For the supplementary license fee referred to in the Incubator License Agreement, Licensee shall pay to UFRFI a running royalty in an amount equal to one percent (1.0 %) of the Net Sales of the Royalty Products or Royalty Processes used, leased licensed, or sold by or for Licensee or its sublicensees until the reaching of the Royalty Cap.

4.2 Royalty payments shall be paid in United States dollars in Gainesville, Florida or at such other place as UFRFI may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

4.3 In the event the royalties set forth herein are higher than the maximum royalties permitted by the law or regulations of a particular country, the royalty payable for sales in such country shall be equal to the maximum permitted royalty under such law or regulations. Notice of said event shall be provided to UFRFI. An authorized representative of Licensee shall notify UFRFI, in writing, within thirty (30) days of discovering that such royalties are approaching or have reached the maximum amount, and shall provide UFRFI with written documentation regarding the laws or regulations establishing such maximum.

4.4 In the event that any taxes, withholding or otherwise, are levied by any taxing authority in connection with accrual or payment of any royalties payable by Licensee under this Agreement, and Licensee determines in good faith that it must pay such taxes, Licensee shall have the right to pay such taxes to the local tax authorities on behalf of UFRFI and payment of the net amount due after reduction by the amount of such taxes, shall fully satisfy Licensee's royalty obligations under this Agreement. Licensee shall provide UFRFI with appropriate receipts or other documentation supporting such payment. Licensee shall inform UFRFI in writing, within thirty (30) days of notification that taxes will or have been levied by a taxing authority.

     ARTICLE V - REPORTS AND RECORDS

5.1 Licensee shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UFRFI hereunder. Said books of account shall be kept at Licensee's principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five
(5) years following the end of the calendar year to which they pertain, to the inspection of UFRFI or its agents for the purpose of verifying Licensee's royalty statement or compliance in other respects with this Agreement.

5.2 Licensee, within forty-five (45) days after December 31 of each year, shall deliver to UFRFI true and accurate reports, giving such particulars of the business conducted by Licensee and its sublicensees during the preceding year under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following;

(a)     number of Royalty Products manufactured and sold.

(b)     total billings for Royalty Products sold.

(c)     accounting for all Royalty Processes used or sold.

(d)     deductions applicable as provided in Paragraph 1.5.

(e) any licensing or sublicensing fees relating to the Royalty Products or Royalty Processes.

(f)     total royalty due.

5.3 With each such report submitted, Licensee shall pay to UFRFI the royalties due and payable under this Agreement. If no royalties shall be due, Licensee shall so report.


5.4 The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at the monthly rate of one percent (1%).
 The payment of such interest shall not foreclose UFRFI from exercising any other rights it may have as a consequence of the lateness of any payment.

     ARTICLE VI - PRODUCT LIABILITY

Licensee shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRFI and the University of Florida, their trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, whether arising from a third party claim or resulting from UFRFI's enforcing this indemnification clause against Licensee, or arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Royalty Product(s) and/or Royalty Process(es) or arising from any obligation of Licensee hereunder.

     ARTICLE VII - ASSIGNMENT

This Agreement is not assignable and any attempt to do so shall be void.

     ARTICLE VIII - TERMINATION

 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.



     ARTICLE IX- PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

In the case of UFRFI:

President
University of Florida Research Foundation, Inc.
223 Grinter Hall
Gainesville, Florida  32611

With a copy to:

Director
Biotechnology Program

All payments to:

UFRFI
223 Grinter Hall
Gainesville, Florida  32611


PLEASE MAKE ALL CHECKS PAYABLE TO:

University of Florida Research Foundation, Inc.


In the case of Licensee:

Weaver H. Gaines, Chairman & CEO
Ixion Biotechnology, Inc.
12085 Research Drive
                                             Alachua, FL 32615

     ARTICLE X - MISCELLANEOUS PROVISIONS

10.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Florida, .

10.2 The parties hereto acknowledge that this Agreement and the Incubator License Agreement set forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

10.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

15.4 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.







IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

By _________________________________

Name _______________________________

Title ______________________________

Date _______________________________


Ixion Biotechnology, Inc.

By



Weaver H. Gaines
Chairman & CEO

Date _________________________________


     APPENDIX A

     TECHNOLOGY KNOW-HOW AND RESEARCH DEVELOPMENT